Exhibit 4.1

016570| 003590|127C|RESTRICTED||4|057-423

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A NO PAR VALUE	FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ
WESBANCO, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF WEST VIRGINIA
THIS CERTIFIES THAT is the owner of	SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE SHARES OF THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A OF
Wesbanco, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and amendments thereto, to all of which the holder by acceptance hereof expressly assents.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers.
DATED <<Month Day, Year>>
President and Chief Executive Officer	COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,

Chairman	By
AUTHORIZED SIGNATURE

WESBANCO, INC.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	Custodian
			(Cust)	(Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	Custodian (until age )
	and not as tenants in common		(Cust)	(Minor)
under Uniform Transfers to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received,	hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

shares
of the Capital Stock represented this within Certificate, and do irrevocably constitute and appoint

Attorney
to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated:		20	Signature(s) Guaranteed: Medallion Guarantee Stamp
Signature: Signature:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.